UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 26, 2008
                Date of Report (Date of earliest event reported)



                  Kansas City Southern de Mexico, S.A. de C.V.

                      (formerly known as TFM, S.A. de C.V.)
             (Exact Name of Registrant as Specified in Its Charter)


            Mexico                        333-08322                  N/A
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)

                                Montes Urales 625
                              Lomas de Chapultepec
                               11000 Mexico, D.F.
                                     Mexico
                    (Address of Principal Executive Offices)

                               + (5255) 9178-5836
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01      Entry into a Material Definitive Agreement.

     On February 26, 2008, Kansas City Southern de Mexico, S.A. de C.V., as borrower ("KCSM"), entered into a Loan and Security Agreement (the "Loan Agreement") with Export Development Canada, as lender ("EDC"). KCSM received the loan principal amount of $72,750,000 on February 28, 2008. KCSM used the proceeds to finance 85% of the purchase price of forty (40) new SD70ACe locomotives (the "Locomotives") delivered and purchased by KCSM in late 2007 and early 2008. KCSM granted EDC a security interest in the Locomotives to secure the loan.

     The Loan Agreement requires KCSM to make 30 equal semi-annual payments of $2,425,000 plus interest at an annual rate of 5.7365%. The first payment is due and payable on August 28, 2008, and the final payment is due and payable on February 28, 2023.

     The Loan Agreement contains representations, warranties and covenants typical of such equipment loans. Events of default in the Loan Agreement include, but are not limited to, certain payment defaults, certain bankruptcy and liquidation proceedings and the failure to perform any covenants or agreements contained in the Loan Agreement. Any event of default could trigger acceleration of KCSM's payment obligations under the terms of the Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information required by this item is included in Item 1.01 above and is incorporated herein by reference.



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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Kansas City Southern de Mexico, S.A. de C.V.


March 3, 2008                       By:     /s/ Patrick J. Ottensmeyer
                                         ---------------------------------------
                                            Name: Patrick J. Ottensmeyer
                                            Title:  Chief Financial Officer